UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2010
DELTA PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-16203	84-1060803
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
370 17th Street
Suite 4300
Denver, Colorado 80202
Registrant’s telephone number, including area code: (303) 293-9133
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     Delta Petroleum Corporation (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Meeting”) on May 25, 2010 at the Company’s offices in Denver, Colorado. Of the 282,821,518 shares of common stock issued and outstanding as of the record date, 201,459,657 shares of common stock (approximately 71.23%) were present or represented by proxy at the Meeting. The Company’s stockholders elected all of the directors nominated by the Company’s Board of Directors and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The results of the voting on the matters submitted to the stockholders are as follows:
1. Election of John R. Wallace, Hank Brown, Kevin R. Collins, Jerrie F. Eckelberger, Jean-Michel Fonck, Aleron H. Larson, Jr., Russell S. Lewis, Anthony Mandekic, James J. Murren, Jordan R. Smith, and Daniel J. Taylor, to one-year terms on the Board of Directors or until their successors have been duly elected:

			BROKER
Name	FOR	WITHHELD	NON-VOTE
John R. Wallace	140,878,666	1,591,861	58,989,129
Hank Brown	133,633,626	8,836,901	58,989,129
Kevin R. Collins	133,834,678	8,635,849	58,989,129
Jerrie F. Eckelberger	133,550,698	8,919,829	58,989,129
Jean-Michel Fonck	141,261,178	1,209,349	58,989,129
Aleron H. Larson, Jr.	141,210,418	1,260,109	58,989,129
Russell S. Lewis	115,854,015	26,616,512	58,989,129
Anthony Mandekic	130,654,824	11,815,703	58,989,129
James J. Murren	112,762,881	29,707,646	58,989,129
Jordan R. Smith	120,148,599	22,321,928	58,989,129
Daniel J. Taylor	137,641,547	4,828,980	58,989,129
2. Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

FOR	WITHHELD	ABSTAIN
199,543,827	1,228,915	686,915

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: May 27, 2010

Delta Petroleum Corporation
By:	/s/ Stanley F. Freedman
Stanley F. Freedman
Executive Vice President and General Counsel